State of Delaware
                                                              Secretary of state
                                                        division of corporations
                                                       filed 09:00 am 03/06/2003
                                                             030150104 - 3633160

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NANG, INCORPORATED

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Laws of the State of Delaware, does hereby certify as follows:

     1.   The name of the Corporation is:

          NANG, INCORPORATED

     2. The address of the registered office of the Corporation in the State of Delaware is:

          The Brandywine Building
          1000 West Street, 17th Floor
          Wilmington, Delaware 19801
          New Castle County

     3.   The registered agent in charge thereof is:

          Corporation Guarantee and Trust Company.

     4. The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

     5.   The Corporation is authorized to issue capital stock to the extent of:

          1,000  Shares  of  Common  Stock,  $0.001  par  value

     The Board of Directors shall have the authority to fix, by resolution such designations, powers, preferences, rights qualifications, limitations or restrictions of the Preferred Stock that may be desired.

     6. The Board of Directors is authorized and empowered to make, alter, amend and rescind the By-Laws of the Corporation, but By-Laws made by the Board may be altered or repealed, and new By-Laws made by the stockholders.


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     7.   No  contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

          Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     8.   INDEMNIFICATION  AND  INSURANCE:

          (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to


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     provide  broader  indemnification  rights  than  said  law  permitted  the
     Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that except as provided in paragraph (b) hereof, initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director of officer, including without limitations, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b)  RIGHT  OF  CLAIMANT  TO  BRING  SUIT:

          If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that because he or she has met the applicable standard of


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     conduct  set  forth  in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Notwithstanding any limitation to the contrary contained in sub-paragraphs 8(a) and (b), the Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (d)  INSURANCE:

          The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     9. Under Section 102(b)(7) of the Delaware General Corporation Law, and other provisions of the Delaware Corporation Law, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     10. Election of Directors need not be by written ballot unless so provided in the By-Laws of the Corporation.

     11. Except as otherwise required by statute, the books and records of the Corporation may be kept outside of the State of Delaware, at such place or


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     places  as  provided in the By-Laws of the Corporation or from time to time designated  by  the  Board  of  Directors.

     12.  The  name  and  address  of  the  incorporator  is  as  follows:

          NAME                  ADDRESS
          Cecile Coady          111 Presidential Boulevard, Suite 158
                                Bala Cynwyd, PA 19004

     13. The powers of the incorporator shall terminate upon the execution by said incorporator of a resolution designating and electing the Board of Directors of this Corporation to hold office for the ensuing year and until successors are chosen and qualified.


     IN WITNESS WHEREOF, the incorporator has hereunder set her hand and seal this 10th day of February, 2003.


                                           /s/ Cecile T. Coady
                                           -----------------------------
                                           Cecile T. Coady, Incorporator


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